Exhibit 99.1

Amicus Therapeutics to Host Analyst Day 2018

Today in New York City

Management and External Thought Leaders to Highlight

Robust Portfolio of Novel Therapies for Rare Metabolic Diseases

Webcast Scheduled from 8:30am — 12:30pm E.T.

CRANBURY, NJ, October 11, 2018 - Amicus Therapeutics, Inc. (NASDAQ: FOLD), a global biotechnology company focused on discovering, developing and delivering novel medicines for rare metabolic diseases will host its Analyst Day today, October 11, 2018, in New York City from 8:30 a.m. until 12:30 p.m. Eastern Time.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc., stated, “We are most pleased today to host our Analyst Day to highlight the depth and breadth of our leading portfolio of medicines for rare metabolic diseases. With one globally approved medicine for Fabry disease, a differentiated biologic for Pompe disease in the clinic and the recent addition of fourteen new gene therapy programs into our pipeline, including two clinical stage gene therapies for Batten disease, we are in a stronger position than ever to become a leading global biotechnology focused on transforming the lives of people living with these rare, life-threatening conditions.”

Amicus Analyst Day Featured Discussion Topics:

•                  Vision, Mission and Strategy

•                  John F. Crowley - Chairman and CEO, Amicus Therapeutics

•                  Proof-of-Concept Data for AAV Gene Therapy Programs for Neurologic Lysosomal Storage Disorders

•                  Kathrin Meyer, Ph.D. — Principal Investigator, Nationwide Children’s Hospital Center for Gene Therapy

•                  Jay Barth, M.D. — Chief Medical Officer, Amicus Therapeutics

•                  New Platforms for Gene Therapy in Rare Metabolic Disorders

•                  Jeff Castelli, Ph.D. — Chief Portfolio Officer, Amicus Therapeutics

•                  James M. Wilson, M.D., Ph.D. — Professor of Medicine and Pediatrics, Perelman School of Medicine

•                  Hung Do, Ph.D. — Chief Science Officer, Amicus Therapeutics

•                  AT-GAA Positive 18-Month Data from Phase 1/2 Study (ATB200-02) for Pompe Disease

•                  Mark Roberts, M.D. - Dept. of Neurology, Salford Royal NHS Foundation Trust

•                  Patient Advocacy and Personal Perspectives on Pompe Disease:

•                  Jayne Gershkowitz - Chief Patient Advocate, Amicus Therapeutics

•                  George Fox - Dad and caregiver to son, Phoenix

•                  Mike Stanzione — courageously living with late onset Pompe

•                  Galafold Global Launch Updates

•                  Bradley Campbell — President and COO, Amicus Therapeutics

•                  Detlef Wolff — SVP, Head of International, Amicus Therapeutics

The live event will be audio webcasted simultaneously and accessible through the Events & Presentations page of the Amicus Therapeutics website at http://ir.amicusrx.com/. The event will be archived on the Company’s website for approximately 90 days.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-centric biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases.  With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-class medicines for rare metabolic diseases. For more information please visit the company’s website at www.amicusrx.com.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the collaboration with the University of Pennsylvania, the recent acquisition of Celenex, preclinical and clinical data, regulatory strategy and the development of potential gene therapy product candidates. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, the benefits of this collaboration may never be realized, the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; the potential that we will need additional funding to complete all of our studies and manufacturing and the potential that certain individuals may not continue to support the development of product candidates. . In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 as well as our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed August 7, 2018 with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino, IRC

Vice President, Investor Relations & Corporate Communications

spellegrino@amicusrx.com

(609) 662-5044

Media / Multimedia Assets:

Pure Communications

Jennifer Paganelli

jpaganelli@purecommunications.com

(347) 658-8290

FOLD—G